UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 16, 2012
Date of Report (Date of earliest event reported)

Sharprock Resources Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53902	98-0460379
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 140-4651 Shell Road Richmond, British Columbia, Canada	V6X 3M3
(Address of principal executive offices)	(Zip Code)

(604) 244-8824
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.02        Termination of Material Definitive Agreement

On May 16, 2012, Sharprock Resources Inc. ("Sharprock" or the "Company") has mutually agreed with each of Credence Holdings Limited ("Credence"), Union Mining Holding Limited ("Union"), Valery Karimov and Anatoly Novikov, to terminate that certain previously disclosed Subscription and Share Purchase Agreement dated February 3, 2012 (the "Share Purchase Agreement") among such parties.

Pursuant to the now-terminated Share Purchase Agreement, the Company proposed to acquire from Credence, as the sole legal and registered owner of the entire issued share capital of Union, the entire issued share capital of Basic Metals CJSC ("Basic Metals") and its license, effective until July 30, 2022, for subsoil use issued to Basic Metals by the Federal Agency on Subsoil Use of the Russian Federation for the purposes of geological exploration and production of hard rock and placer gold within the boundaries of an approximately 1,500 hectare area located approximately 120 kilometers south of the town of Bilibino in the Chukotka Autonomous Area, Russian Federation. Pursuant to the terms of the Share Purchase Agreement, the Company was to subscribe to, acquire and/or exchange shares of Union (each, a "Union Share" and collectively, the "Union Shares"), as the sole legal, beneficial and registered owner of the entire issued share capital of Basic Metals, by way of a series of transactions, including the following: (i) the Company proposed to acquire a 50% legal and beneficial interest in the share capital of Union plus three (3) Union Shares by making payments totaling USD$111 million (the "First Payments") by no later than April 30, 2012, and (ii) following the First Payments, the Company could increase its legal and beneficial interest in the share capital of Union to 68% by making further payments totaling an additional USD$99 million (the "Second Payments") by no later than May 31, 2012.

The Company did not make the First Payments and will not make the Second Payments by May 31, 2012. As such, the parties to the Share Purchase Agreement have mutually agreed to terminate the Share Purchase Agreement.

SECTION 8 - OTHER EVENTS

Item 8.01        Other Events.

On May 23, 2012, the Company issued a press release announcing the termination of the Share Purchase Agreement, as described above under Item 1.02.

A copy of the press release is attached as Exhibit 99.1 hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01        Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated May 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPROCK RESOURCES INC.
DATE: May 23, 2012	"Harpreet S. Sangha" Harpreet S. Sangha President, Chief Executive Officer, Secretary and Chairman of the board director

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